PART II AND III

PRELIMINARY OFFERING CIRCULAR: An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED December 3, 2020, SUBJECT TO COMPLETION

BIOLOGX, INC.

2802 Flintrock Trace

Suite 303

Austin, TX 78738

Telephone: (512) 856-7704

Website: www.BiologX.com

Best Efforts Offering of

12,500,000 Shares of Common Stock

Per Share Purchase Price: $4.00

Minimum Investment Amount: 80 shares for $320

This Offering Circular relates to the offer and sale of up to an aggregate of 12,500,000 shares of common stock of BiologX, Inc. (the “Company”), at a price of $4.00 per share, in a self-underwritten, best-efforts offering for gross proceeds of $50,000,000.00. We will not place any subscription funds in escrow but will use funds when, as and if received. Each subscriber to purchase our shares must purchase a minimum of 80 shares for a total minimum investment of $320.00. Sales of our common stock pursuant to offering will commence as soon as the Regulation A+ Offering Statement of which this Offering Circular is a part, is qualified by the U.S. Securities and Exchange Commission (the “SEC”), and will continue until the Company has sold an aggregate of 12,500,000 shares of common stock, unless earlier terminated by the Company in its sole discretion. See “Summary of Offering”, page 6, “Description of Securities We Are Offering”, page 29, and “Plan of Distribution”, page 29, of this Offering Circular. We are using the Form 1-A disclosure format in this Offering Circular.

The Company is a Wyoming corporation formed on November 18, 2020. The Company is governed by its co-founders Ronald E. Zimmerman and David J. Wood, who serve as the directors and officers of the Company. See “Our Management” beginning on page 34 of this Offering Circular. We have no operations or facilities as of the date of this Offering Circular. We plan to use the net proceeds from the offering to establish facilities, complete clinical trials and achieve FDA approval, and to manufacture low cost insulin for human use using proprietary manufacturing technology developed by Ronald E. Zimmerman. See “How We Plan To Use Proceeds from the Sale of Our Shares” beginning on page 28 of this Offering Circular.

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This offering is available to both accredited and non-accredited investors. Generally, if you are a non-accredited investor, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

	Price to the Public	Underwriting discounts and commissions(1)	Proceeds to Issuer(2)	Proceeds to Other Persons

Per Share Offered	$4.00	None	$3.72	None

TOTAL OFFERING	$50,000,000.00	None	$46,500,000.00	None

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(1)	The Company does not intend to use commissioned sales agents or underwriters. Please refer to the section entitled “Plan of Distribution” of this Offering Circular for additional information.

(2)	We expect to incur expenses in connection with the sale of our shares estimated at 7% of the amount raised, or $3,500,000 if all offered shares are sold for an aggregate purchase price of $50,000,000.

Investment in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in the shares in “Risk Factors”, beginning on page 9 of this Offering Circular. This Offering Circular supersedes any prior offering memorandum with respect to the offered shares.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Legends or information required by the laws of the states in which we intend to offer our common stock are set forth following the Table of Contents.

The date of this Offering Circular is December 3, 2020

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IMPORTANT INFORMATION REGARDING THIS OFFERING CIRCULAR

This Offering Circular has been prepared solely for the benefit of authorized persons interested in the offering. This memorandum does not constitute an offer or solicitation to any person except those particular persons who satisfy the suitability standards described herein.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

There is currently no public market for the offered shares. Shares purchased and sums invested are also subject to substantial restrictions upon withdrawal and transfer, and the shares offered hereby should be purchased only by investors who have no need for liquidity in their investment.

Non-U.S. investors have certain restrictions on resale and hedging under Regulation S of the act. Distributions under this offering might result in a tax liability for the non-U.S. investors. Each prospective investor is urged to consult his, her or its own tax advisor or pension consultant to determine his, her or its tax liability.

No person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this memorandum, and any such information or representations should not be relied upon. Any prospective purchaser of shares who receives any such information or representations should contact the Company immediately to determine the accuracy of such information. Neither the delivery of this memorandum nor any sales hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company or in the information set forth herein since the date hereof.

Prospective investors should not regard the contents of this memorandum or any other communication from the company as a substitute for careful and independent tax and financial planning. Each prospective investor is encouraged to consult with his, her, or its own independent legal counsel, accountant and other professionals with respect to the legal and tax aspects of this investment and with specific reference to his, her, or its own tax situation, prior to subscribing for any shares offered hereby.

The purchase of shares by an individual retirement account (“IRA”), Keogh plan or other qualified retirement plan involves special tax risks and other considerations that should be carefully considered. Income earned by qualified plans as a result of an investment in the company may be subject to federal income taxes, even though such plans are otherwise tax exempt.

The shares are offered subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation of the offering without notice. The Company reserves the right to reject any investment in whole or in part.

The Company will make available to any prospective investor and his, her, or its advisors the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, the Company or any other relevant matters, and to obtain any additional information to the extent the Company possesses such information.

The information contained in this memorandum has been supplied by the Company and its management. This memorandum contains summaries of documents not contained in this memorandum, but all such summaries are qualified in their entirety by references to the actual documents. Copies of documents referred to in this memorandum, but not included as an exhibit, will be made available to qualified prospective investors upon request.

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Use of Pronouns and Other Words

The pronouns “we”, “us”, “our” and the equivalent used in this Offering Circular mean BiologX, Inc. In the footnotes to our financial statements, the “Company” means BiologX, Inc. The pronoun “you” means the reader of this Offering Circular.

Summaries of Referenced Documents

This Offering Circular contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our Regulation A Offering Statement of which this Offering Circular is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this Offering Circular to any of our agreements and other documents, you should refer to the exhibits filed with our Regulation A Offering Statement of which this Offering Circular is a part for copies of the actual agreement or other document.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Securities will be sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that investments offered hereby are offered and sold only to “qualified purchasers” or at a time when our Securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To qualify as an “Accredited Investor” an investor must meet one of the following conditions:

1. Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

2. Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

3. Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000.00) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

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4. Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

5. Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

6. Any director or executive officer, or knowledgeable employee of a fund, as the issuer of the securities being sold, or any director, executive officer, or knowledgeable employee, or fund of a fund of the issuer;

7. Any trust with total assets in excess of Five Million Dollars ($5,000,000) not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; and/or limited liability companies with $5 million in assets, SEC- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs).

8. Any individual holding and maintaining in good standing with: a specific, verifiable professional certification, designation, or credential as designated by the SEC via Commission Order or, any one of the following securities licenses: Series 7, Series 82, Series 65.

9. Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered.

10. “Family Offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act.

11. Any entity in which all the equity owners are accredited investors as defined above.

SUMMARY OF OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Articles of Incorporation and the Bylaws of the Company (collectively, the “Governing Documents”), and the Subscription Agreement, should be read in their entirety before any investment decision is made. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Governing Documents. If there is a conflict between the terms contained in this Offering Circular and the Governing Documents, then the Governing Documents shall prevail.

The Company

BiologX, Inc. (the “Company”) is a Wyoming corporation with a principal address located at 2802 Flintrock Trace, Suite 303, Austin, Texas 78738. The Company is a biopharmaceutical company for which one of the founders and directors has developed a proprietary technology to manufacture biosimilar insulin and insulin analog active pharmaceutical ingredients (API).

Offering Size	The Company is seeking to raise a maximum aggregate amount of $50 million. However; the Company, in Management's discretion may reduce the maximum aggregate amount.

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Securities offered by BiologX, Inc.	12,500,000 shares of our Common Stock, par value $0.001 per share (the “Shares” or the “Securities”)

Offering Price per Share	Fixed price of $4.00 per Share.

Minimum Investment

Investors shall have the opportunity to purchase shares of Common Stock of the Company in the minimum amount of 80 shares for a total investment amount of Three Hundred Twenty Dollars ($320), however; Management may, in Management’s discretion, accept a lesser amount.

Number of Shares outstanding before the Offering

As of December 3, 2020, 10,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock are currently issued and outstanding. The Company is authorized to issue 40,000,000 shares of Common Stock; and the Company is authorized to issue 10,000,000 shares of Preferred Stock, all of which are issued and outstanding as of such date.

Market for these Securities	There is presently no public market for these Securities.

Use of Proceeds/ Investment Objective

The Company intends that the proceeds of this offering will be used to pay for offering expenses and thereafter for operations and general corporate purposes, initially focused on three primary areas of concentration:

•         Continued research, development, and refinement of the proprietary technology;

•         Conducting laboratory testing and clinical trials, and obtaining FDA approval for the planned insulin and insulin analogs; and

•         Establishing a production facility for manufacturing of the product.

The Company intends to rely on an outsourced fill-and-finish operation to package and supply proper marketing materials for our insulin so that the product can be distributed to the marketplace, throughout the United States, in compliance with the FDA regulations.

Management

The Company is managed by its Board of Directors, who are elected by the shareholders, and by its Officers. The Board of Directors appoint the Officers, who conduct the day-to-day business operations of the Company. The Directors and Officers, consisting of David J. Wood and Ronald E. Zimmerman (collectively, the “Management”), do not currently receive compensation for their services; however, the Company may determine that such compensation is appropriate or desirable, in their discretion, in the future.

Term of the Company

The Company is an open-ended “evergreen” Company with no set end date. Management expects to originate and acquire Company Assets on an ongoing and as-needed basis, and may continue to do so until the Company’s objectives have been reached, or until the Manager believes that operating and/or financial conditions or requirements do not justify doing so.

If Management deems it appropriate, in their discretion based on evolving market conditions and dynamics, Management may cease to acquire new Company Assets, and may recommend to the shareholders that the Company cease operations, commence winding up and dissolution, and distribute any return of capital from the disposition of Company Assets in accordance with the Governing Documents and applicable law.

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Investor Suitability

This offering is limited to certain individuals, Keogh plans, IRAs and other qualified Investors who meet certain minimum standards of income and/or net worth. Each purchaser must execute a Subscription Agreement and Investor Questionnaire making certain representations and warranties to the Company, including such purchaser’s qualifications as a “Qualified Purchaser.” (See “Investor Suitability” herein).

Financial Reporting

The Company expects to use the accrual basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company will produce a minimum of quarterly financial reports to investors.

Books and Records

Shareholders or their authorized representatives shall, at all reasonable times and for any purpose reasonably related to the business and affairs of the Company and their interest therein, have access to the Company’s books and records.

Company Administration

The Company intends initially to manage administration in house, but may retain the services of an outside third-party administrator to provide administration and investor relations functions. The cost thereof shall be a Company Expense and shall be at usual and customary market rates.

Termination of the Offering

This Offering will close upon the earlier of (1) the sale of the maximum number of Shares offered hereby, (2) one year from the date of this Offering being qualified by the SEC, or (3) a date prior to one year from the date this Offering begins that is so determined by our Board of Directors.

Use of Leverage/Credit Facilities

The Company, in Management’s discretion, may choose to borrow money from time to time from one or more lenders (“Credit Facilities” or “Facilities”) and may pledge one or more Company Assets as collateral for any such borrowing.

Any Facility shall be nonrecourse to the Members. Management and the Company may agree to provide Guarantees for a given Facility but are not required to do so. Any Facility will likely have covenants that affect the Company.

Company Expenses

Company Expenses shall include, but not necessarily be limited to the following: Company organizational costs, legal and accounting related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filing, licensing or other governmental fees, other third party audits, insurance costs (including without limitation GL, D&O, E&O and Fidelity), Company administration costs, fees associated with any Credit Facilities; and any other expenses associated with operation of the Company. Expenses may include expenses for services provided by Affiliates and costs and expenses may be apportioned and/or reimbursed to or from Affiliates.

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STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains forward–looking statements that involve risks and uncertainties. We use forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans, or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide information different from that contained in this Offering Circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this Offering Circular is accurate only as of the date of this Offering Circular regardless of the time of delivery of this Offering Circular or the distribution of our common stock.

RISK FACTORS

In addition to the forward-looking statements and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this Offering Circular, the following risk factors should be carefully considered when evaluating our business and prospects, financial and otherwise. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

Risks Related to Our Corporation

Our limited liquidity and financial resources threaten our ability to remain in business and pursue our business plan.

The Company does not have any liquidity and financial resources. We do not have capital to fund our plan of operations and cannot become a going concern without sufficient debt or equity funding. In the event we are not able to obtain sufficient future funding to become a going concern, we may cease operations, in which event you would lose your entire investment. We have placed a “going-concern” qualification in the notes to our financial statements which expresses doubt about our ability to remain in business.

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We expect to need to raise additional capital that may not be available on acceptable terms.

We expect to require substantial additional capital over the next several years in order to continue our research and development efforts related to designing and developing existing and future compounds and undertaking clinical trials of the potential drugs resulting from such compounds. We expect capital outlays and operating expenditures to increase as we expand our infrastructure and research and development activities. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated, and substantial additional funding may be required to maintain operations, fund manufacturing and expansion, develop new or enhanced products or services, acquire complementary products, businesses or technologies or otherwise respond to competitive pressures and opportunities.

We may in the future raise additional capital through a variety of sources, including the public equity markets, additional private equity financings, collaborative arrangements and/or private debt financings. Additional capital may not be available on terms acceptable to us, if at all. If additional capital is raised through the issuance of equity securities, our shareholders will experience dilution, and such securities may have rights, preferences, or privileges senior to those of the holders of our common stock. If we raise additional capital through the issuance of debt securities, the debt securities would have rights, preferences, and privileges senior to holders of common stock, and the terms of that debt could impose restrictions on our operations.

The Jumpstart Our Business Startups (JOBS) Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act enacted in 2012 is intended to reduce the regulatory burden on “emerging growth companies”. We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

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be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that in the event we engage an independent registered public accounting firm that firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting;

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be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

Although we are still evaluating the JOBS Act, we currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our future independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company”, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the audit or attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

If you invest in our stock, your investment may be disadvantaged by future funding, if we are able to obtain it.

To the extent we obtain funding by issuance of common stock or securities convertible into common stock, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of shareholder equity, in shareholder equity per share. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Our limited liquidity and financial resources may restrict our sales by discouraging potential customers from carrying our planned products because of uncertainty as to whether our product will continue to be available.

Questions and doubts about our financial viability may discourage potential customers from carrying our planned products. Our inability deliver our products to customers would inhibit the growth of our sales. Without beginning and growth in sales and additional funding, it is unlikely your investment will achieve any value and may result in a complete loss of your investment.

Our lack of operating history makes it difficult for you to evaluate the merits of purchasing our common stock.

We are a development-stage enterprise. Our product is not market ready and we have no arrangements in place for manufacture, marketing, and distribution of our product. We have made no sales and have incurred operating losses since inception. We anticipate incurring additional losses from operating activities in the near future. Our lack of sales does not provide a sufficient basis for you to assess of our business and prospects. You have no assurance we will be able to generate any revenues or sufficient revenues from our business to reach a break-even level or to become profitable in future periods. Without sufficient revenues, we may be unable to create value in our common stock, to pay dividends and to become a going concern. We are subject to the risks inherent in any new business with a new product in a highly competitive marketplace. You must consider the likelihood of our success in light of the problems, uncertainties, unexpected costs, difficulties, complications and delays frequently encountered in developing and expanding a new business and the competitive environment in which we plan to operate. If we fail to successfully address these risks, our business, financial condition, and results of operations would be materially harmed. Your purchase of our common stock should be considered a high risk investment because of our unseasoned, early stage business which may likely encounter unforeseen costs, expenses, competition, and other problems to which such businesses are often subject.

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If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed and our ability to compete could be impaired.

Our success depends to a significant degree upon the continued contributions of our current management. If we lose the services of one or both of these people, we may be unable to achieve our business objectives. We may be unable to attract and retain personnel with the advanced technical qualifications or managerial experience necessary for the development of our business and planned expansion into areas and activities requiring additional expertise, such as production and marketing, due to intense competition for qualified personnel among biopharmaceutical and other technology-based businesses.

Early investors have a greater risk of loss than later investors.

Although each investor must purchase a minimum of 80 shares, for a total investment of $320, we have not established any aggregate minimum number of shares we must sell in order to sell any shares. We plan to begin using proceeds from the sale of our common stock for the purposes set forth under “How We Plan To Use Proceeds from the Sale of Our Shares” as soon as received. Early investors will not know how many shares we will ultimately be able to sell, the amount of proceeds from sales and whether the proceeds will be sufficient for us to establish facilities and minimum operations described in this Offering Circular. Later investors will be able to evaluate the amount of proceeds we have raised prior to their investment, how we have actually used those proceeds and whether we are likely to establish appropriate facilities and operations needed to initiate sales of our insulin products.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to and held in our corporate bank account if the Subscription Agreements are in good order and we accept the investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

You have no assurance our common stock will trade at prices above historic levels and price needed to put it above the “penny stock” level, notwithstanding an offering price above that level. Based on the historic trading prices of our common stock and the market in which it trades, our shares are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the SEC. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

Our offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors and executive officers, who will receive no commissions. There is no guarantee our directors and executive officers will be able to sell any of the shares. Unless they are successful in selling all of the shares we are offering, we may have to seek alternative financing to implement our business plan.

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Risk of expanding operations and management of growth.

We expect to experience rapid growth, which will place a significant strain on our financial and managerial resources. In order to achieve and manage growth effectively, we must establish, improve, and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and effectively train, motivate and manage our employees. Failure to manage growth effectively could harm our business, financial condition, or results of operations.

Operating results may significantly fluctuate from quarter to quarter and year to year.

We expect that a significant portion of our revenues, if any, for the foreseeable future will be comprised of milestone payments. The timing of revenue in the future will depend largely upon the signing of collaborative research and development or technology licensing agreements or the licensing of drug candidates for further development and payment of fees, milestone payments and royalty revenues. In any one fiscal quarter we may receive multiple or no payments from our collaborators. As a result, operating results may vary substantially from quarter to quarter, and thus from year to year. Revenue for any given period may be greater or less than revenue in the immediately preceding period or in the comparable period of the prior year.

Loss of key personnel could have a material adverse effect on our operations.

We are entirely dependent upon our current management during the period before we achieve commercially sustainable operations, of which you have no assurance. The termination of one or both members of our current management for any reason in the near future could be expected to have a materially adverse effect on us because they are our only management at the date of this Offering Circular and we believe we cannot employ replacements for them who would have their level of dedication to, vision for and financial interest in us. Furthermore, the salary and benefits required by replacements would be expected to exceed our financial resources in the foreseeable future. We do not have employment agreements with our current management at the present time.

If we are unable to hire qualified personnel, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Our personnel is now limited to our two executive officers. We must hire significant additional numbers of qualified personnel if we are to achieve our business plan. Salary and benefits of such additional personnel can be expected to place significant stress on our financial condition, and the availability of such qualified personnel may be limited. You have no assurance we will be able to attract and retain qualified personnel in sufficient numbers to adequately staff our business operations.

Voting control by our management means you and other shareholders will not be able to elect our directors and you will have no influence over our management.

Our management owns 10,000,000 shares of our Common Stock and 10,000,000 shares of our Preferred Stock. The Common Stock has a right to one vote per share. The Preferred Stock has a right to five votes per share, voting as a single class. Accordingly, our management controls sixty percent (60%) of all voting rights available for authorized shares, regardless of the number of issued and outstanding shares, and the investors and any other non-management shareholders will not be able to elect any directors or approve or effectively oppose any actions or transactions requiring shareholder approval.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Implementation of our business plan will likely place a significant strain on our management who must develop administrative, operating, and financial infrastructures. To manage our business and planned growth effectively, we must successfully develop, implement, maintain, and enhance our financial and accounting systems and controls, identify, hire, and integrate new personnel and manage expanded operations. Our failure to do so could either limit our growth or cause our business to fail.

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Risks Related To Our Business

Risks arising from the COVID-19 pandemic.

We are unable to predict risks arising from the COVID-19 pandemic. May 26, 2020 guidance issued by the FDA announced “with many staff working on COVID-19 activities, it is possible that we [FDA] will not be able to sustain our current level of performance indefinitely” and that it is “difficult to speculate on what the exact impact will be on incoming submissions moving forward.” The FDA stated that it will still aim to conduct initial investigational new drug application (IND) 30-day safety reviews and respond to “other important safety issues that may emerge during IND development.” Accordingly, review of our applications to the FDA may be slowed, perhaps significantly, in the event the FDA is unable to achieve its traditional pace of review. The pandemic may also delay, perhaps significantly, the performance by our contractors of laboratory and clinical activities needed to support our applications to the FDA. Pharmaceutical products requiring prescriptions traditionally have been marketed directly to physicians by visits by sales to personnel to medical offices. This marketing strategy has been interrupted by the pandemic. Accordingly, market introduction of our insulin product after FDA approval, of which you have no assurance, may be delayed, perhaps for an extended period of time, until there is a return to historical levels of direct marketing to physicians.

If preclinical or clinical trials of recombinant human insulin, insulin analogues or any other product candidates that we may develop do not produce successful results, we will be unable to commercialize these product candidates, which will materially harm our business.

We need to obtain regulatory approval to commercially market our planned human insulin, insulin analogues or any other product candidates that we may develop. To receive regulatory approval for the commercial distribution and sale of human insulin, insulin analogues or any other product candidates that we may develop, we must conduct, at our own expense, extensive preclinical and clinical trials to demonstrate the safety and efficacy in humans of the product candidates. Preclinical and clinical testing is expensive, can take many years and has an uncertain outcome. Failure can occur at any stage of the testing. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of human insulin, insulin analogues or any other product candidates that we may develop, including:

•	our preclinical or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical or clinical testing;
•

registration or enrollment in our planned clinical trials of human insulin, insulin analogues or any other product candidates may be slower than we currently anticipate, resulting in significant delays;

•

the safety and efficacy results attained in our clinical trials for human insulin, insulin analogues may be less positive than the results obtained in our earlier clinical trials for human insulin, insulin analogues;

•	the cost of our clinical trials may be greater than we currently anticipate;
•	after reviewing trial results, we may abandon projects that we expected to be promising;
•	the Company, regulators, or institutional review boards may suspend or terminate our clinical trials if the participating patients are being exposed to unacceptable health risks;
•	regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements; and
•

the effects of human insulin, insulin analogues or any other product candidates that we may develop may not be the desired effects or may include undesirable side effects or other characteristics that may delay or preclude regulatory approval or limit their commercial use if approved.

Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. We do not know whether our current or any future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. Our failure to adequately demonstrate the safety and efficacy of human insulin, insulin analogues or any other product candidates that we may develop will prevent receipt of regulatory approval and, ultimately, commercialization of human insulin, insulin analogues or any other product candidates that we may develop, which will materially harm our business.

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We are dependent on third-party partnerships for the commercialization of our current and future products, and the failure to of these third parties to successfully commercialize our planned products could prevent us from achieving financial return from these products.

We intend to enter into collaboration agreements in the future to market our planned products. Much of the potential revenue from our future collaborations may consist of contingent payments, such as payments for achieving development milestones and royalties payable on sales of drugs we may develop.

The milestone and royalty revenues that we may receive under these collaborations will depend upon the collaborative partner’s ability to successfully introduce, market, and sell our planned products. In many cases we will not be involved in these processes and accordingly will depend entirely on the partners having the necessary expertise and dedicating sufficient resources to commercialize products.

To be successful, we believe we must enter into agreements with collaboration partners. We may not be able to establish collaborations on commercially acceptable terms, if at all. Failure to enter into a sufficient number of collaborative agreements on favorable terms, could have a material adverse effect on our business, financial condition, or results of operations.

We also expect to continue to face competition from alternative technologies. Our technology and planned products may be rendered obsolete or uneconomical by advances in existing technological approaches or products or the development of different approaches or products by one or more of our competitors.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell any product candidates that we may develop, we may be unable to generate product revenue.

We do not have a sales organization and have no experience as a company in the sales, marketing, and distribution of pharmaceutical products. In order to commercialize any products that we may develop, we must develop sales, marketing and distribution capabilities or make arrangements with a third party to perform these services. If we are unable to establish adequate sales, marketing, and distribution capabilities, independently or with others, we will not be able to generate material product revenue and will not become profitable. If our planned products are approved for commercial sale, we currently plan to establish our own specialized sales force to market them in the United States and the rest of the world. Developing a sales force is expensive and time-consuming and could delay any product launch. We might not be able to develop sales and marketing and distribution capabilities. If we are unable to establish these capabilities, we will need to contract with third parties to market and sell our planned products. To the extent that we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues are likely to be lower than if it were to market and sell our planned products.

Use of third-party suppliers may increase the risk that we will not have adequate supplies of active ingredients of our product candidates.

We will rely on third-party suppliers for the active ingredients for our planned products, and for bulk supplies. Establishing additional or replacement suppliers for these products may take a substantial amount of time. If we have to switch to a replacement supplier, we may face additional regulatory delays, and the manufacture and delivery of these products could be interrupted for an extended period of time, which may delay completion of our clinical trials or commercialization of our planned products.

We face intense competition.

We face, and will continue to face, intense competition from organizations such as large pharmaceutical and biotechnology companies that attempt to identify compounds for development or to support drug discovery efforts, as well as academic and research institutions. We compete in an industry characterized by: (i) rapid technological change, (ii) evolving industry standards, (iii) emerging competition, and (iv) new product introductions. Although we believe that we have identified a novel drug manufacturing technology in addition to many novel drug compounds, our competitors may develop and commercialize products and technologies that compete with our technologies and planned products. Because several competing companies and institutions have greater financial resources than we have, they may be able to: (i) provide broader services and product lines, (ii) make greater investments in research and development, (iii) carry on larger research and development initiatives, (iv) undertake more extensive marketing campaigns, and (v) adopt more aggressive pricing policies than we are able to adopt. They may also have greater name recognition and better access to customers than we have.

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The FDA regulates our business, and you have no assurance of regulatory approval for our planned products.

The United States Food and Drug Administration, or FDA, other federal agencies and some state and local government entities regulate our business. In addition, various legislative and regulatory proposals may be under consideration from time to time by the United States Congress or other federal agencies that could materially affect our business. The process in connection with such approvals is lengthy and expensive. We may develop products that may not receive approval from the FDA. Additionally, products developed by our collaboration partners that incorporate our technology or products may not receive approval from the FDA, which would adversely affect our partners’ ability to commercialize such products (or prevent commercialization of such products altogether) and in turn adversely affect (or eliminate altogether) our receipt of contingent milestone payments, related product sales revenues and royalties on such products. To the extent products are intended to be sold in jurisdictions outside the United States, those products may be subject to similar regulatory schemes in such foreign jurisdictions.

If we are unable to obtain acceptable prices or adequate coverage and reimbursement from third-party payers for any products that we may develop, our revenues and prospects for profitability will suffer.

Our ability to commercialize any products that we may develop is highly dependent on the extent to which coverage and reimbursement for such products will be available from:

•	governmental payers, such as Medicare and Medicaid;
•	private health insurers, including managed care organizations; and
•	other third-party payers.

Many patients may not be capable of paying for any products that we may develop and will rely on third-party payors to pay for their medical needs. Currently, Medicare does not have a broad-based outpatient prescription drug benefit that covers products self-administered by patients. State Medicaid programs do have outpatient prescription drug coverage, subject to state regulatory restrictions, made available to that population eligible for Medicaid benefit. The availability of coverage or reimbursement for prescription drugs under private health insurance and managed care plans varies based on the type of the patient’s contract or plan.

A primary current trend in the United States health care industry is toward cost containment. In addition, in some foreign countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidates or products to other available therapies.

Large governmental and private payors, managed care organizations, prescription benefit managers and similar organizations are exerting increasing influence on decisions regarding the use of, and reimbursement levels for, particular treatments. Such third-party payors are challenging the prices charged for medical products and services, and many third- party payors limit reimbursement for newly approved health care products. In particular, third-party payors may limit the indications for which they will reimburse patients who use any products that we may develop. Cost-control initiatives could decrease the price we might establish for products that we may develop, which would result in lower product revenues to us. If the reimbursement for any products that we may develop decrease or if governmental and other third- party payors do not provide coverage or reimbursement for any products that we may develop, our revenue and prospects for profitability will suffer.

Another development that may affect the pricing of drugs is proposed Congressional action regarding drug re- importation into the United States. Proposed legislation and regulations would allow the re-importation of approved drugs originally manufactured in the United States back into the United States from other countries where the drugs are sold at a lower price. If legislation or regulations were passed allowing the re-importation of drugs, they could decrease the price we receive for any products that we may develop, negatively impacting our revenue and prospects for profitability.

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Legislative or regulatory reform of health care systems may affect our ability to sell any products profitably.

In the United States, there have been a number of legislative and regulatory proposals to change publicly financed health care systems in ways that could affect our ability to sell our planned products that we may develop profitably. Federal and state proposals and health care reforms are likely. Our results of operations could be materially adversely affected depending on the type of health care reforms that are adopted, if any.

We may be unable to adequately protect our planned products and other intellectual property.

Our success will depend, in significant part, on our ability to maintain trade secret protection. Although we are not dependent on patents to protect our intellectual property, we may seek to obtain and rely on patents, in the future, to protect a significant part of our intellectual property and competitive position. Any patents that may be issued may not afford meaningful protection for our technologies and products. In addition, any future patent applications may not result in the issuance of patents in the United States or foreign countries. Further, even if patents are issued, you have no assurance that the issued claims will provide any significant protection against competitive products or otherwise be valuable commercially. Our competitors may develop technologies and products similar to our technologies and products that do not infringe our patents. Legal standards relating to the validity of patents and the proper scope of their claims in the biopharmaceutical field are still evolving, and there is no consistent law or policy regarding the breadth of claims in biopharmaceutical patents or the effect of prior art on them. If we do not obtain adequate patent protection, our ability to prevent competitors from making, using, and selling competing products will be limited, which could have a material adverse effect on our business, financial condition, or results of operations.

We currently rely on trade secrets to protect our technologies. However, trade secrets are difficult to protect. We plan to require all of our employees to sign agreements that prohibit the improper use of our trade secrets or the disclosure of them to others, but we may be unable to determine if our employees have conformed or will conform to their legal obligations under these agreements. We also require collaborators and consultants to enter into confidentiality agreements, but we may not be able to adequately protect our trade secrets or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of this information. Third parties may independently discover our trade secrets or proprietary information.

Our success will depend partly on our ability to operate without infringing or misappropriating the proprietary rights of others and on our ability to obtain licenses.

We may be sued for infringing or misappropriating the proprietary rights of others. We may have to pay substantial damages, including treble damages, for past infringement if it is ultimately determined that our planned products infringe a third party’s proprietary rights. The pharmaceutical industry has a history of patent litigation and will likely continue to have patent litigation suits. A number of patents have issued and may issue covering certain fields of use that could prevent us from developing our technologies or particular compounds, or relating to certain other aspects of technology that we utilize or expect to utilize.

We may need to initiate lawsuits to protect or enforce our patents, if we receive any, or other proprietary rights, which would be expensive and, if unsuccessful, may cause us to lose some of our intellectual property rights.

In order to protect or enforce any patent rights we may obtain, we may need to initiate patent litigation proceedings against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management’s attention from other business concerns. These lawsuits could put any future patents at risk of being invalidated or interpreted narrowly, and put patent applications at risk of not being issued. Further, these lawsuits may also provoke the defendants to assert claims against us. The patent position of biopharmaceutical firms is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. You have no assurance that we would prevail in any of such suits or proceedings or that the damages or other remedies awarded to us, if any, will be commercially valuable.

We may be sued for product liability.

We may be held liable if any planned product causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, or sale. Any insurance coverage we may purchase may not be sufficient in amount and scope against potential liabilities or the claims may be excluded from coverage under the terms of the policy. Furthermore, product liability insurance is becoming increasingly expensive. As a result, we may not be able to obtain sufficient amounts of insurance coverage, obtain additional insurance when needed, or obtain insurance at a reasonable cost, which could prevent or inhibit the commercialization of products or technologies. If we are sued for any injury caused by our planned products or technology, our liability could exceed our total assets. Any claims against us, regardless of their merit or eventual outcome, could have a material adverse effect upon our business.

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HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 12,500,000 shares of our common stock at a price of $4.00 per share, in a self-underwritten, best- efforts public offering for gross proceeds of $50,000,000. We are not requiring ourselves to sell any aggregate minimum number of shares before we sell any shares; provided each subscriber to purchase our shares must purchase not less than 80 shares for a total minimum investment amount of $320. Our directors and executive officers will offer and sell our shares and will not receive any commission or other compensation related to these activities. The offering will terminate one year from the date of this Offering Circular. You have no assurance we will be able sell any or all of the shares.

Persons who decide to purchase our common stock will be required to complete a subscription agreement (attached at the end of this Offering Circular) and submit it to us at the address set forth in the subscription agreement together with a bank check for the subscription price payable to BiologX, Inc. or concurrently wire the subscription price to the bank account identified in the subscription agreement. We reserve the right to reject subscriptions for any reason. In the event we reject any subscription the associated funds will be promptly refunded to the subscriber without interest, offset or deduction.

DESCRIPTION OF OUR BUSINESS

Our corporate history

BiologX, Inc. was incorporated in Wyoming on November 18, 2020, for the purpose of developing, manufacturing, and distributing pharmaceutical products as more particularly described in the Overview of our Business below.

The address of our executive offices is 2802 Flintrock Trace, Suite 303, Austin, Texas 78738 and our telephone number is (512) 856-7704. The address of our website is www.BiologX.com.

Overview of our business

We are a biopharmaceutical company for which one of our founders and directors has developed a proprietary technology to manufacture generic insulin and insulin analog active pharmaceutical ingredients (API). This is a new technology that simplifies and accelerates the production process, which is less capital-, labor- and materials-intensive than existing processes on the market. We believe our technology will make our U.S.-manufactured insulin and insulin analogs cost-competitive on a global scale. Our planned products include human insulin, fast acting insulin, glucagon and glargine.

Market overview

The insulin market has not experienced significant innovations in past decades. In the United States and Europe, Novo Nordisk, Sanofi, and Eli Lilly have enjoyed exclusive marketing rights for their insulin products because of strictly enforced intellectual property laws. During this time, the insulin product improvements were limited mostly to new delivery and absorption mechanisms such as controlled-dosage pens, extended-release, and inhalable insulin products. However, these innovations were largely accompanied by significant price increases. In 2012-2016, a substantial number of patents from major insulin manufacturers expired. This has given us a freedom to seek approval for our generic, or biosimilar, insulin products and to enter the marketplace with low-cost insulin.

FDA approval

We will be required to obtain approvals by the U.S. Food and Drug Administration for our planned insulin and insulin analogs as being biosimilar to products the FDA has previously approved. A biosimilar product is a biological product that is approved based on a showing that it is highly similar to an FDA-approved biological product, known as a reference product, and has no clinically meaningful differences from the reference product in terms of safety and effectiveness. Only minor differences in clinically inactive components are allowable in biosimilar products.

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We will be required to conduct laboratory testing demonstrating our planned insulin and insulin analogs are similar to a branded insulin, such as Novolin® or Humulin®, and to produce a clinical trial lot of insulin under cGMP standards (current good manufacturing practices) before we file an Investigational New Drug (IND) application with the FDA. After filing the IND, we plan to begin human clinical trials consisting of a PK/PD study and possibly an antigenicity study, if required.

A PK (pharmacokinetics) component studies what the body does to a drug as determined by four factors:

•	How fast and how completely the drug is absorbed into the body (from the stomach and intestines if it’s an oral drug);
•	How the drug becomes distributed through the various body tissues and fluids, called body compartments (blood, muscle, fatty tissue, cerebrospinal fluid, and so on);
•	To what extent (if any) the drug is metabolized (chemically modified) by enzymes produced in the liver and other organs;
•	How rapidly the drug is eliminated from the body (usually via urine, feces, and other routes).

A PD (pharmacodynamics) component studies what the drug does to the body as determined by the relationship between the concentration of the drug in the body and the biological and physiological effects of the drug on the body or on other organisms (bacteria, parasites, and so forth) on or in the body. [PK/PD description quoted from https://www.dummies.com/education/science/biology/pharmacokinetics-and-pharmacodynamics-pkpd-studies/.]

An antigenicity component studies how likely a drug is to cause an immunological response in the body. This is more important in protein products than others because proteins are more antigenic. The FDA has previously required antigenicity studies of all protein biosimilars. In November 2019, the FDA published a draft but has not yet adopted industry guidance which recommends the generally “an applicant would not need to conduct a comparative clinical immunogenicity study, e.g., a switching study, to support licensure under section 351(k)(4) of the PHS Act” when “comprehensive and robust comparative analytical assessment between a proposed interchangeable insulin product and the reference product demonstrate[es] that the proposed interchangeable product is ‘highly similar’ to the reference product with very low residual uncertainty about immunogenicity . . . so long as the statutory criteria for licensure as an interchangeable are otherwise met”. We plan to conduct “comprehensive and robust comparative analytical assessment” of our insulin product and a reference insulin product. Accordingly, we believe we may not be required to conduct a comparative clinical immunogenicity study, in the event the FDA adopts the industry guidance described above, and will be able to avoid the cost of a comparative clinical immunogenicity study.

The following table identifies the milestones and timeline for achieving FDA approval to market our insulin product:

MILESTONES	Duration/ETA	Estimated Cost
File Investigational New Drug (IND) application with FDA	6 months post funding	$1,735,121
Conduct human clinical trials	9 – 12 months	$947,827
Compile trials data for FDA filing	6 months beginning halfway thru clinical trials	$510,000
File New Drug Application (NDA) with FDA	10 months from commencing clinical trials	$193,550
Receive FDA approval to market	12 – 15 months from NDA
	Estimated Total	$3,386,498

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Manufacturing

We intend to manufacture our planned insulin and insulin analogs in-house using our proprietary technology in compliance with current good manufacturing practices. We plan to own and operate our production facility with an annual capacity of 2,200 kg of insulin products. We may consider the acquisition of a mothballed biologics production facility after evaluating the lease or purchase terms, as refurbishing existing facility is expected to save time and money, or we may construct a manufacturing facility if leads prove unviable from cost or timing perspective. Concurrent with the clinical trials and FDA application for insulin, we intend to work to finalize the production facility for manufacturing, conduct relevant FDA inspections and secure compliance with current good manufacturing practices. We plan to rely on an outsourced fill-and-finish operation to package and supply proper marketing materials for our insulin so that the product can be distributed to the marketplace in compliance with the FDA regulations. Outsourcing this final step in the product manufacturing is expected to help shorten approval timing related to our manufacturing facility as the fill-and- finish operations tend to be subjected to more aggressive FDA scrutiny. We have identified several such fill-and-finish operations, and we believe we can enter an agreement prior to completion of clinical trials. We plan to align the timing of the commercial facility’s approvals and achieve staff hiring and training targets so that the facility can commence manufacturing of select insulin product inventory once we receive FDA approval.

Raw materials

We expect to use a variety of inputs in manufacturing our planned products. Except for resins, these are commodity products that can be sourced over the counter with no major delays. Examples include glycerin, kanamycin, potassium phosphate, monobasic, potassium phosphate, dibasic and yeastolate. Resins, on the other hand, represent critical supply item and need to be ordered far enough in advance so that the manufacturer has enough inventory to fulfill the order. We estimate that it may need to place the order upwards of one year in advance.

We believe GE Healthcare is the sole supplier of adequate quality resins. And this has been the current competitive environment for several years. While it does create certain supply chain risk, we believe that if GE Healthcare were to cease offering these resins, the entire insulin production market would suffer equally. A similar statement can be applied to prices: If GE Healthcare were to raise prices, it would affect other insulin suppliers similarly. Even a substantial increase in pricing is not expected to affect competitive positioning of our insulin manufacturing technology.

DIABETES BASICS

Diabetes is a chronic disease resulting results from a patient’s inability to either produce the hormone insulin, or to adequately respond to circulating insulin or the combination of thereof. The disease manifests itself in two classic forms: Type 1 and Type 2 diabetes. In both types, insulin is used as a treatment to help a patient regulate sugar in the blood stream.

Type 1 Diabetes

Type 1 diabetes is the result of an autoimmune attack on the insulin producing islet beta cells in the pancreas of the patient. This autoimmune attack severely hampers the body’s ability to produce insulin, and the only treatment for these patients is daily injections of insulin to augment its content in the bloodstream at an appropriate time. Type 1 diabetes is most commonly diagnosed in children or young adults. It is considered a genetic disease, and accounts for 5- 10% of all diabetes instances. This subset of the market is fairly predictable and has not fluctuated dramatically.

Type 2 Diabetes

Type 2 diabetes, also known as adult onset diabetes, is the result of the body’s impaired ability to respond to circulating insulin. Type 2 patients naturally produce more insulin to compensate for impaired response, and over time this leads to further reduction in cellular sensitivity to insulin, and ultimate failure of the metabolic system. Type 2 diabetes accounts for 90-95% of all instance of diabetes, and has attracted substantial attention from the pharmaceutical industry for therapeutic control. This subset of the market has been experiencing profound growth and is expected to drive expansion going forward.

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The risk factors for Type 2 diabetes typically increase as person ages, when a person does not regularly exercise and if he or she is overweight and obese. Other risks factors include:

•	Family history of diabetes in close relatives
•	Being of African, Asian, Native American, Latino, or Pacific Islander ancestry
•	High blood pressure
•	High blood levels of fats, known as triglycerides, coupled with low levels of high-density lipoprotein, known as HDL, in the blood stream
•	Prior diagnosis of pre-diabetes such as glucose intolerance or elevated blood sugar
•	In women, a history of giving birth to large babies (over 9 lbs.) and/or diabetes during pregnancy

Even though Type 2 diabetes is not a genetic disease, it appears to be strongly inherited as confirmed by observations2:

•	80-90% of people with Type 2 diabetes have other family members with diabetes
•	0-15% of children of a diabetic parent will develop diabetes
•	If one identical twin has Type 2 diabetes, there is up to a 75% chance that the other will also be diabetic Type 2 Diabetes Insulin Resistance and Insufficient Insulin Production

Insulin resistance in Type 2 diabetes means the signal insulin gives to a cell is weakened. The weakened signal results in less glucose uptake by muscle and fat cells and a reduction in insulin mediated activities inside cells. Compounding this problem of resistance, there is additional defect in insulin production and secretion by the insulin producing cells, the beta cells in the pancreas. As a group, people with Type 2 diabetes have both insulin resistance and an inability to overcome the resistance by secreting more insulin. Any given individual with Type 2 diabetes may have more resistance than insulin insufficiency or more insulin insufficiency than resistance. The problems may be mild or severe, and the progression from a genetic predisposition to Type 2 diabetes to the development of an elevated blood sugar or overt diabetes is affected by environmental factors

Pre-Diabetes

Pre-diabetes is a stage between not having diabetes and having Type 2 diabetes. A patient has pre- diabetes when his or her blood sugars are above normal, but not so high as to meet the diagnostic criteria for Type 2 diabetes. One in three people with pre-diabetes will go on to develop Type 2 diabetes.

INSULIN BASICS

Non-Diabetic Blood Sugar and Insulin Release Patterns

Natural insulin (i.e. insulin released from human pancreas) keeps blood sugar in a very narrow range. Overnight and between meals, the normal, non-diabetic blood sugar ranges between 60-100mg/dl and 140 mg/dl or less after meals and snacks. To keep the blood sugar controlled overnight, while fasting and between meals, the body releases a low, background level of insulin. When a person eats, there is a large burst of insulin. This surge of insulin is needed to dispose of all the sugar being absorbed from the meal. In a healthy human, all these complex processes take place automatically, dynamically, and continuously with insulin released from the pancreas into the blood stream.

Although the insulin is quickly destroyed (5-6 minutes), its effect on cells may last 1-1.5 hours. When the body needs more insulin, its concentration increases; when the body no longer needs insulin, its concentration in the blood stream rapidly falls. At mealtime, a little insulin is released even as a person starts smelling or chewing the food. This gets the body ready to receive the sugar load from the meal.

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Then, as the food is digested, the sugar levels rise which causes a surge of insulin. The insulin levels rapidly climb and peak in about 45 minutes to 1 hour before falling back to the background or basal levels as illustrated below:

Diabetes Diagnostic Criteria

The American Diabetes Association (ADA) issues the following recommendations the blood sugar (glucose) targets for non-diabetics.

A1c*	< 7.0%
Before Meal Glucose Level	70-130 mg/dl
After Meal Glucose Level	< 180 mg/dl

Downsides of High Blood Sugar

Immediate problems of high blood sugar include a risk of diabetic ketoacidosis (DKA), which is a blood chemical imbalance and can be life-threatening. DKA develops when the cells do not get the sugar they need for energy and the body breaks down fat instead of glucose and produces and releases substances called ketones into the bloodstream. Some unpleasant symptoms may include:

•	Flushed, hot, dry skin
•	A strong, fruity breath odor
•	Loss of appetite, abdominal pain, and vomiting
•	Restlessness
•	Rapid, deep breathing
•	Confusion

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•	Drowsiness or difficulty waking up. Severe cases may cause difficulty breathing, brain swelling, coma or death. Negative long-term consequences of elevated blood sugar include:
•	Damage to large blood vessels (macrovascular disease) can lead to a buildup of plaque, increasing one’s risk of coronary artery disease, heart attack, and stroke
•	Damage to small blood vessels (microvascular disease) can lead to loss of vision, kidney disease, and nerve problems throughout the body
•

Nerve damage (diabetic neuropathy) can decrease or completely block the movement of nerve impulses or messages through organs, legs, arms, and other parts of the body. Nerve damage can affect internal organs and one’s ability to feel pain when they are injured

•	Loss of proximities through amputation Blood Sugar Management Approaches

Non-behavioral or medications-based sugar management approaches tend to fall within non-insulin based and insulin-based categories. The non-insulin-based approaches, most often prescribed with the onset of Type 2 diabetes include:

•	Metformin: Pills that reduce sugar production from the liver
•	Thiazolidinediones (glitazones): Pills that enhance sugar removal from the blood stream
•	Insulin releasing pills (secretagogues): Pills that increase insulin release from the pancreas
•	Starch blockers: Pills that slow starch (sugar) absorption from the gut
•	Incretin based therapies: Pills and injections that reduce sugar production in the liver and slow the absorption of food
•	Amylin analogs: Injections that reduce sugar production in the liver and slow the absorption of food

However, because Type 2 diabetes tends to be a progressive condition, a vast majority of patients end up on some form on insulin replacement plan. According to Alaleh Mazhari, DO, an associate professor of endocrinology at Loyola Medicine in Maywood, IL, “After 10 to 20 years [after diagnosis], almost all patients with Type 2 diabetes will need insulin. “Once they lose most of the cells in the pancreas that make insulin, no other [non-insulin] diabetes medication can help. They may have been on one, two, or three diabetes medications, but their A1C can no longer be kept in a safe range.”9 When a diabetes patient doesn’t have enough of his own insulin, or cannot take other medications to control his blood sugar, he will need to start insulin therapy. The insulin therapy tries to duplicate the body’s natural pattern of insulin secretion.

Contemporary insulin replacement therapies can only approximate normal insulin levels, and the treatment plan is must be periodically revised. The insulin therapy can range from one injection a day to multiple injections and using an insulin pump (continuous subcutaneous insulin infusion). The more frequent the insulin injections, the better the approximation of natural or normal insulin levels.

TYPES OF INSULIN

Insulin has been available since 1925, and was initially extracted from beef and pork pancreases. In the early 1980’s, technology became available to produce human insulin synthetically. There are various dimensions across which insulins are classified.

Human Insulin vs. Insulin Analogs Classification

Human insulin is synthetically produced insulin, which is identical in structure to a human’s natural insulin, thus the name “human insulin.” It is a synthetic compound manufactured outside of the human body through application of the recombinant DNA technology. However, when synthetic human insulin is injected under the skin it doesn’t work as well as natural insulin. It clumps together, takes a long time to be absorbed, and is not well synchronized with a human body’s needs.

As the name implies, insulin analog is “analogous” or similar to human insulin, but they have been designed to mimic the body’s natural patterns of insulin release and absorption. Analogs have minor structural variations from human insulin that give them desirable characteristics when injected under the skin. Once absorbed, they act on cells like human insulin, but are absorbed from fatty tissue more predictably.

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Insulin Product Classification by Action

Insulins products are also categorized by the timing of their action in a patient’s body. These categories include:

•	Onset (how quickly they act)
•	Peak (how long it takes to achieve maximum impact)
•	Duration (how long they last before they wear off)

There are three main groups of insulins: Fast-acting, Intermediate-acting, and Long-acting insulin.

Fast- or rapid-acting insulin is absorbed quickly from the patient’s fat tissue (subcutaneous) into the bloodstream and is used to control the blood sugar during meals and snacks and to correct high blood sugars. This category includes such products as insulin as part, insulin lyspro and insulin glulisine. They have an onset of action of 5 to 15 minutes, peak effect in 1 to 2 hours and duration of action that lasts 4- 6 hours. With all doses, large or small, the onset of action and the time to peak effect is similar.

However, the duration of insulin action is affected by the dose. For example, a few units may last 4 hours or less, while 25 or 30 units may last 5 to 6 hours. Compare these to regular human insulin, which has an onset of action of 0.5 hour to 1-hour, peak effect in 2 to 4 hours, and duration of action of 6 to 8 hours. The larger the dose of regular the faster the onset of action, but the longer the time to peak effect and the longer the duration of the effect.

Intermediate-acting insulin is absorbed more slowly, and lasts longer, which allows it to be used to control the blood sugar overnight, while fasting and between meals. An example of the intermediate acting is NPH Human Insulin, which has an onset of insulin effect of 1 to 2 hours, a peak effect of 4 to 6 hours, and duration of action of more than 12 hours. Very small doses will have an earlier peak effect and shorter duration of action, while higher doses will have a longer time to peak effect and prolonged duration. Another example of intermediate-acting insulin product is pre-mixed insulin, which is NPH pre- mixed with either regular human insulin or a rapid- acting insulin analog. The insulin action profile is a combination of the short and intermediate acting insulins.

Long-acting insulin is absorbed slowly, has a minimal peak effect, and a stable plateau effect that lasts most of the day. These qualities allow it to be used to control the blood sugar overnight, while fasting and between meals. Examples of long-acting insulins include insulin glargine and insulin detemir with an onset effect in 1.5-2 hours. The insulin effect plateaus over the next few hours and is followed by a relatively flat duration of action that lasts 12-24 hours for insulin detemir and 24 hours for insulin glargine.

Type of Insulin	Onset	Peak	Duration	Appearance
Fast-acting
Regular Human Insulin	½-1 hr.	2-4 hr.	6-8 hr.	clear
Lyspro/ Aspart/ Glulisine	<15 min.	1-2 hr.	4-6 hr.	clear
Intermediate-acting
NPH	1-2 hr.	6-10 hr.	12+ hr.	cloudy
Long-acting
Detemir (Levemir®)	1 hr.	Flat, Max effect in 5 hrs.	12-24 hr.
Glargine (Lantus®)	1.5 hr.	Flat, Max effect in 5 hrs.	24 hr.

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Insulin Products Classification by Concentration & Delivery Method

Insulin concentrations may vary depending on specific marketed product. Typically, insulins sold in the U.S. have a concentration of 100 units per ml or U100. In other countries, additional concentrations are available.

•	Syringe, which requires manual dosage from insulin vials.
•	Insulin pen, which resembles a large pen. It replaces the vial and syringe, assists people with poor eyesight, and helps avoid over- or under-dosing.
•

Insulin pump allows for computerized / motorized insulin delivery with significant delivery flexibility over time and dosage as it is connected to the body through catheter and often comes with blood sugar monitor.

•	Jet injector is an alternative to needle delivery. The delivery takes place by applying the device against the patient’s skin and pressing a button; a jet of air forces insulin through the skin.
•	Nasal spray allows for delivery of insulin through the nose; insulin is kept in small-size particles and is absorbed through lungs.
•	Insulin inhaler (similar to traditional asthma inhaler) also allows for delivery of insulin through lungs.
•

Insulin infusion, unlike other delivery mechanisms above, is not designed to be performed by a patient. Infusion implies delivery directly into a patient vein and must be done in a hospital setting under close medical supervision. Typically, insulin is added to intravenous fluids and insulin and blood sugar are strictly monitored in real time setting.

Market Opportunity

Diabetes has been growing at an exponential rate and the IDF estimates that the diabetic population in 2017 is 425 million adults aged 20-79 worldwide, growing to a high of 629 million by 2045. North America is expected to see a 37% increase in the diabetic population by 2040 (when compared to 2015). Likewise, Europe is likely to face a 19% increase, Asia Pacific is expected to witness a 41% increase, Middle East 80% increase and Africa is likely to face a huge 80% increase in diabetic population.

The global human Insulin market accounted for $33.94 billion in 2017, and is projected to register a CAGR of 8.8% during the period 2018-2023 reaching a market size of $56.1 billion by 2023. North America is the leading market for human insulin with 39.2% of the market. The European human insulin market stands as second largest market and has been valued at $10 billion in 2015. Asia Pacific, Africa, and Middle East have been valued at $6 billion in 2015. The number of people with diabetes rose from 108 million in 1980 to 425 million in 2017.

“Between 1987 and 2014, the wholesale price of a 20-ml vial of Humulin U500—a concentrated form of long- acting insulin that more and more people with diabetes are using to control blood sugar—rose from $170 to $1,200, according to Truven Health Analytics. By January of 2017, the list price was $1,400.” Today that price is $1,909, while the wholesale price per 10 mL vial of the most popular type of insulin ranges between $85 and as high as $150 per vial (Novolog), depending on the brand.

The price to individual consumer is far more expensive costing as much as $381 per vial. The recent introduction in the U.S. of the generic “biosimilar insulin” called Basaglar, which won FDA approval in December 2015, has put a somewhat lower-priced insulin on the market. “The list price of Basaglar will be $316.85 for a pack of 5 pens, and that on a per-unit basis, this represents just a 15% discount over Lantus and Toujeo, a 21% discount over Levemir, and 28% discount over Tresiba.”

Taken together, Type 1 and Type 2 diabetes occurs in nearly 9% of the world’s population. While Type 1 diabetes tends to be relatively stable, it is still increasing by around 3% per year particularly among children, and affects between 7%-12% of the population of high-income countries. In 2017, in excess of 1 million children had Type 1 diabetes and that number was growing by approximately 86,000 per year.

Intellectual property

We consider the protection of our proprietary information, technologies, know-how, products, and processes (hereinafter “proprietary technology”) to be material to the success of our business. We rely upon trade secrets, contractual arrangements, confidentiality and, if applicable in the future, trademarks to establish and protect our proprietary technology. We have identified several trade secrets for which we may file patents after we secure funding. Until we have resources to properly document, file for and enforce the key aspects of our proprietary technology in insulin manufacturing, we choose to keep these technology aspects secret.

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We have options to file patents covering the various analogs and we may do so after we close on funding. All patents can be filed as U.S., the patent cooperation treaty (PCT), or country-specific patents. We believe the U.S. patent path tends to be the fastest and cheapest. Yet, the PCT patent gives coverage in the U.S. and all other patent treaty countries, but tends to be more expensive. We plan to evaluate patent protection on a product-by-product basis. We intend to prosecute any patent applications and enforce and defend any patents we obtain and otherwise enforce and defend our proprietary technology.

We will require our employees, consultants, outside scientific collaborators, customers and certain prospective customers, sponsored researchers, and other advisors to execute non-circumvent, non-compete confidentiality agreements upon the commencement of employment or other relationships with us. These agreements generally are expected to provide that all confidential information developed by or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties. In the case of employees, the agreements generally will provide that all discoveries, developments, inventions, and other intellectual property conceived or reduced to practice by the individual while employed by us will be our exclusive property.

Competition

Three multi-national companies control approximately 93% of the global market by sales revenues. These players are Sanofi Aventis (France), Novo Nordisk A/S (Denmark), Eli Lilly & Company (U.S.). Other players include Biocon Ltd. (India), Julphar (U.A.E.), Ypsomed AG (Switzerland), Becton, Dickinson and Company (U.S.), Wockhardt Ltd. (India), B. Braun Meselgen AG (Switzerland), and Biodel Inc. (U.S.).

Top Seven Global Insulin Manufacturers

Rank	Company Name	HQ Country	Countries with Sales	Market % (by revenue)	Market % (by production)	Major Insulin Products
1	Novo Nordisk	Denmark	111	41%	52%	Actrapid®, Insulatard®, Levemir®, Mixtard®, Novolog®/NovoRapid®, NovoMix® Novolin 70/30, Tresiba
2	Sanofi	France	101	32%	17%	Apidra®, Insuman®, Lantus®, Toujeo®
3	Eli Lilly	US	94	20%	23%	Humalog®, Humulin®, Basaglar®
4	Bioton	Poland	26	Unknown	Unknown	GensulinTM, SciLinTM
5	Wockhardt	India	17	Unknown	Unknown	Wosulin®
6	Biocon	India	17	Unknown	Unknown	Basalog®, Insugen®
7	Julphar	UAE	13	Unknown	Unknown	Jusline®

Employees

At the date of this Offering Circular, we have two full-time employees, who are Messrs. Wood and Zimmerman. Our planned staffing requirements are set forth in the following table.

Positions	YR 1	YR 2	YR 3	YR 4	YR 5	YR 6	YR 7
Senior staff	2	4	4	4	4	5	5
Other staff	1	1	1	2	5	8	8
Research and development staff	0	6	6	6	6	6	6
Production staff	0	0	0	14	22	30	30
Total positions	3	11	11	26	37	49	49

Our Property

We do not own or lease any offices at this time other than a “virtual office” at the address set forth on the cover page of this Offering Circular. In the event we sell a sufficient number of shares of our common stock pursuant to this Offering Circular, we plan to lease general office space sufficient for our current needs and additional needs of additional personnel in the foreseeable future.

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HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

We expect to receive gross proceeds of $50,000,000 from the sale of our shares, if we sell the entire offering of 12,500,000 shares, and to incur in expenses of $3,500,000 associated with the offering. The purposes to which we intend to apply the proceeds are set forth in the following table. The columns in the table indicate the level of proceeds applied to the individual line items in the table based on the percentage of the total offering that we sell.

Use of Proceeds:	10%	50%	100%
Capital Raised	5,000,000	25,000,000	50,000,000
Less: Offering Costs	345,500	1,750,000	3,500,000
Net Offering Proceeds	4,654,500	23,250,000	46,500,000
Clinical trials	3,386,498	10,056,996	10,056,996
Research & Development	0	912,314	912,314
Laboratory Supplies and Support	0	3,013,717	3,013,717
Facility	0	5,000,000	27,000,000
Office Supplies and Support	18,348	90,000	90,000
Compensation and Benefits	371,640	1,041,600	1,041,600
Taxes & Fees	42,750	173,400	173,400
Sales and Marketing	215,250	637,485	637,485
General and Administrative	105,014	354,488	354,488
Regulatory Fees and Consultants	140,000	250,000	250,000
Legal and Accounting	125,000	470,000	470,000
Contingency	250,000	1,250,000	2,500,000
Debt Repayment
Total Use of Net Offering Proceeds	$4,654,500	$23,250,000	$46,500,000

We believe the net proceeds from the sale of all the shares we are offering, assuming all the offered shares are sold (of which you have no assurance), will be sufficient to fund our operations for approximately 36 months, assuming application of the proceeds as outlined above and assuming we do not earn revenues. If we generate revenues, of which you have no assurance, revenues would extend the period over which the net proceeds from the sale of the shares will sustain our operations. See, “Risk Factors”. Our Board of Directors reserves the right to reallocate the use of net proceeds, if, in our judgment, such reallocation will best serve our needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds shall be invested in certificates of deposit, money market accounts, treasury bills, and similar short term, liquid investments with substantial safety of principal.

Our Plan of Operations

We are a development stage enterprise. The following information describes our plan to conduct operations over the next twenty-seven months beginning with our first sales of our shares under this Offering Circular.

KEY TIMELINE GOALS	START	END	Budget
Regular Human Insulin - finalize CRO process	Month 1	Month 3	$85,500
Produce cGMP clinical trial lot & characterize	Month 3	Month 6	$1,649,621
Regular Human Insulin (RhI) IND Application & Review	Month 4	Month 6	$510,000
Receive IND Approval from FDA	Month 6	Month 7	N/A
Conduct Clinical Trails PK/PD & Antigenicity	Month 7	Month 12	$947,827
Prep & File New Drug Application (NDA) with FDA	Month 9	Month 12	$193,550
NDA review	Month 12	Month 27	N/A
		Total	$3,386,498

Litigation

We are not engaged in any litigation at the date of this Offering Circular. We may be engaged in litigation from time to time in the normal course of business, including claims for injury and damage alleged to be caused by use of our planned products.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, our bylaws and Wyoming corporation law. We are authorized to issue forty million shares of common stock, $0.001 par value per share. At the date of this Offering Circular, we have 10,000,000 shares of common stock issued and outstanding.

Holders of our common stock:

•	have one vote per share on election of each director and other matters submitted to a vote of shareholders;
•

have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;

•

are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights; and
•	do not have cumulative voting rights.

All shares of our common stock outstanding, regardless of the number, including shares we sell pursuant to this Offering Circular, have a right to vote for the election of directors and on any other matter subject to shareholder approval. The preferred stock has the right to vote, as a class, ten (10) votes per share for an aggregate of 100,000,000 votes cast as a class. Holders of common stock and the holders of the preferred stock vote together as a single group on all matters subject to shareholder approval. For illustration, based on 10,000,000 shares of common stock issued and outstanding at the date of this Offering Circular, the common stock has an aggregate of 10,000,000 votes (one vote per share) and the preferred stock has an aggregate of 100,000,000 votes (ten votes per share). Accordingly, holders of common stock, regardless of the number of issued and outstanding shares upon completion of this offering, will not constitute a majority of all votes available to be cast and will not be able to elect any directors or approve or effectively oppose any actions or transactions requiring shareholder approval.

Our transfer agent is Colonial Stock Transfer Co, Inc., whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, whose phone number is (801) 355-5740, and whose web address is www.colonialstock.com.

PLAN OF DISTRIBUTION

Plan of Distribution

BiologX, Inc. is offering a maximum of 12,500,000 shares of Common Stock on a “best efforts” basis.

The cash price per share of Common Stock is $4.00 per share.

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

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The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by BiologX, Inc. in its sole discretion.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this offering, the company expects to hold closings on at least a monthly basis.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; provided, however, investors may only purchase shares a minimum of 80 shares for a total minimum dollar amount of $320 USD. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Shareholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to BiologX, Inc.

The Online Platform

The company will pay FundAthena, Inc., DBA Manhattan Street Capital (“Manhattan Street Capital” or “MSC” as applicable) for its services in hosting the Offering of the shares on its online platform.

Further, BiologX, Inc. has entered into an Engagement Agreement with MSC (the “Engagement Agreement”), which includes consulting services and technology services. BiologX, Inc., or the company as applicable, will pay MSC the following:

•

A project management retainer fee of $6,000 USD paid monthly in advance for a 9-month, and the same value of ten-year cashless exercise warrants priced at the lowest price at which securities will be sold in the Offering.

•

A listing fee of $5,000 USD per month while the offering is live for investment or reservations, and the same value of ten-year cashless exercise warrants priced at the lowest price at which securities were sold in the Offering.

•

A technology admin and service fee of $25.00 USD per investment in the offering, plus the same value of ten-year cashless exercise warrants priced at the lowest price at which securities were sold in the Offering.

•	AML fee of $5 per investor or $15 per Trust or Company

All fees are due to MSC regardless of whether investors are rejected after AML checks or the success of the Offering. In addition, there may also be hourly and/or other fees for compliance, processing, custodial, support, and/or administrative services.

Manhattan Street Capital does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the www.manhattanstreetcapital.com website.

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Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the company will accept tenders of funds to purchase whole shares and fractional shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the Offering is open for investment. We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing.” The funds tendered by potential investors will be held by our escrow agent, Prime Trust, LLC (the “Escrow Agent”) and will be transferred to us at each Closing.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Common Stock in this Offering, you should complete the following steps:

1.	Go to www.manhattanstreetcapital.com/BIOLOGX;
2.	Click on the “Invest Now” button;
3.	Complete the online investment form;
4.	Deliver funds directly by check, wire, debit card, credit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt;
5.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
6.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Escrow Agent

The company will engaged PrimeTrust LLC, as the Escrow Agent for this offering (“Escrow Agent”). The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed, or passed upon the merits of purchasing the securities.

The company has agreed to pay the Escrow Agent:

•	$350 Escrow account setup fee
•	$30 per month escrow account fee for so long as the Offering is being conducted
•	$600 Technology Platform setup fee
•	$300 per month Technology Platform license fee
•	Transaction fee of $15.00 per investor
•	ACH processing fee of $2.00 per transaction
•	Wire processing fee of $15.00 per transaction (domestic)
•	Check processing of $5.00 per transaction
•	Cash management fee of 0.5% of funds processed (up to a maximum of $8,000)

Transfer Agent

The company has also engaged Colonial Stock Transfer Co., Inc., a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis. The company estimates the aggregate fee due to for the above services to be $6,500 annually.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

BiologX, Inc. was incorporated under the laws of the State of Wyoming November 18, 2020. We are a biopharmaceutical company for which one of our founders and directors has developed a proprietary technology to manufacture generic insulin and insulin analog active pharmaceutical ingredients (API). This is a new technology which we believe will make our U.S.-manufactured insulin and insulin analogs cost-competitive on a global scale. The Company is in the preclinical phase of product testing, and has not yet applied to the FDA for any exploration of a new drug compound.

We are a pre-revenue company with a limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception, and we are not currently profitable and may never become profitable.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required. The company does not currently generate any cash on its own.

Results of operations

To date, we have not generated any revenues from our planned operations. We anticipate that operating expenses will continue to rise in connection with the continued development of our business operations.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities. The company has self-financed its activities to date. These factors raise substantial doubt about our ability to continue as a going concern. Our future expenditures and capital requirements will depend on numerous factors, including the success of this offering and the ability to execute our business plan. We may encounter difficulty sourcing future financing. Currently, we do not have short-term liquidity and cannot predict long term liquidity.

Operating Activities

During the 9-month pre-incorporation period from January 1, 2020 through September 29, 2020, and the subsequent 2-week period from November 18, 2020 through December 3, 2020, the Company used $115,229 to pay for startup activities and syndication expenses related to the capital raise filing. Our current selling, general and administrative expenses are reflected in our statement of operations. These amounts for the periods reported are not necessarily indicative of selling, general and administrative expenses in future periods.

Capitalization and Financing Activities

In November 2020, the Company received $5,000 in cash contributions from the founders.

Additionally, on November 18, 2020, the founders assigned all right, title, and interest in and to their intellectual property related to the production and manufacture of low cost insulin for human use using proprietary manufacturing technology, as a capital contribution with an aggregated value of $20,000.

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Related Party Transactions

The Company owes the founders $115,229 at December 3, 2020 for certain startup and syndication expenses paid during the 9-month pre-incorporation period from January 1, 2020 through September 29, 2020, and the subsequent 2-week period from November 18, 2020 through December 3, 2020.

Plan of Operation

The Company believes that funding at any level could result in significant progress being made toward completing clinical trials. We have not yet applied for an Investigational New Drug (“IND”). We have the ability to slow down or accelerate product development, pre-clinical studies, and clinical studies based on available funds. Nearly all expenses are variable, and employees are willing to delay compensation from time to time if need be. If we are successful in raising the maximum offering amount through our issuance of common shares in this offering, we believe that we will have sufficient cash resources to fund our plan of operations for the next 36 months. Furthermore, if we fail to raise at least $1,735,121, we anticipate that we will need to secure additional funding to complete the IND filing, which is our priority. See “How We Plan to Use Proceeds From the Sale of Our Shares.”

We are a pre-revenue company in the development stage. The Company began operations in November 2020, and has a very limited operating history. Our plan of operations for the next few years includes completing the research and development work and additional testing of our insulin products, development and optimized production of our planned products, developing, executing, and monitoring sales and marketing campaigns, and seeking FDA approval of our processes.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

We do not have commitments for capital expenditures, although development of a pilot facility for production of our planned insulin products will require future commitments for capital expenditures.

Trend Information

Because the Company is still in the startup phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

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OUR MANAGEMENT

Information about our directors and executive officers is set forth in the following table. The address of our directors and executive officers is our address. We do not have any employees, other than our directors and executive officers.

Name	Age	Position	Director Beginning
David J. Wood	62	Director, Chief Executive Officer, Secretary and Principal Accounting Officer	November 18, 2020

Ronald E. Zimmerman	75	Director and Chief Scientific Officer	November 20, 2020

Our shareholders elect our directors. Our directors serve terms of one year and are generally elected at each annual shareholders meeting; provided, that you have no assurance we will hold a shareholders’ meeting annually. Each director will remain in office until his successor is elected and qualified, or his/her earlier resignation. We do not have independent directors using the definition of independence contained in the NASDAQ listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under Wyoming law and our bylaws to indemnify our directors and officers against certain liabilities. We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

Management Biographies

David J. Wood is a director and our Chief Executive Officer and Corporate Secretary on a full time basis, and a co-founder of BiologX, Inc. He has served as director, president, chief executive officer, chief operation officer, vice president and general manager for public and private companies. He has over thirty-five years of experience in general management and operations roles in start-ups and Fortune 25 companies delivering revenue growth, building teams to sustain growth and profitability. In April 2007 he was the founder and until November 2018 he was the president of SCiBPO, a strategic consultancy specializing in building business value and improving performance in successful companies. From March 1999 to March 2007, Mr. Wood served first as vice president and general manager of a $200 million enterprise business unit of Scient, Inc., a consulting company founded in 1997. After Scient filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, Case Nos. 02-13455 through 02-13458 (AJG) in 2002, Mr. Wood served as its President and Chief Restructuring Officer until 2007. From October 1996 to March 1999, Mr. Wood served as the President and Chief Operating Officer of The Joseph Company, an international consumer products business. During his tenure with Joseph, shareholder value increased to $400 million, a valuation that was validated by Credit Suisse First Boston and Merrill Lynch during the $40 million financing round he completed for future expansion. In his earlier career, Mr. Wood held various senior executive and operations roles with PepsiCo in New York, California, Pennsylvania, and Rhode Island. Mr. Wood served as a Captain the United States. He attended The Wharton School at University of Pennsylvania and University of Rhode Island for his post-college training. He holds a BS degree, Magna Cum Laude (1979), from Northeastern University.

Ronald E. Zimmerman is a director and our Chairman and Chief Scientific Officer, and a cofounder of BiologX, Inc. Mr. Zimmerman has over thirty-eight years of experience in purifying and characterizing proteins from microgram to gram scale under good laboratory practice and good manufacturing practice guidelines. He also brings two decades of building and selling biopharmaceutical businesses. Beginning in 2005 to April 2016, he was the founder and the President of ELONA Biotechnologies, Inc., a company specializing in proteomics, process development and characterization of therapeutic proteins, with offices, laboratories and production facilities located Greenwood, Indiana. ELONA was involved in the development and production of human insulin, insulin analogs, growth hormones, and other “follow-on” proteins to treat chronic diseases. ELONA had the capability to produce active pharmaceutical ingredients for clinical trials using current good manufacturing practices. ELONA also developed, operated, and licensed innovative production processes for both novel and bioequivalent protein products. ELONA was placed in receivership in 2013 and its assets, including patent application(s) for its insulin and other products, were liquidated. Prior to ELONA, Mr. Zimmerman founded Indiana Protein Technologies, also located in Greenwood, in 1997 and was its President and Chief Scientist until its sale to IVAX Corporation in 2006. Indiana Protein Technologies was a progressive biotech company that identified, purified, and characterized proteins from microgram to gram scale. During that period Indiana Protein Technologies successfully did contract research and development, on potential protein products, for several pharmaceutical and biotechnology companies including Eli Lilly and Co., Millenium, Exoxemis, Biogen, Ontogeny, Breakthrough Technologies, Cook Biotech, and others. Prior to Indiana Protein Technologies, Mr. Zimmerman was a Senior Scientist with Eli Lilly & Company for twenty-eight years. He dealt with large-scale purification of proteins for NMR and Crystallography using LC-MS to characterize proteins, used tandem mass spectrometry to quantitate protein in biological systems, set-up of a good manufacturing practices facility and developed good manufacturing practices and quality assurance procedures for clinical trial material. Mr. Zimmerman has published several scientific articles, made several oral presentations, and has received US patents. He holds a MS degree in Physiology and Biochemistry (1968) as well as BS degree in Physiology (1966) from the Indiana State University.

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Compensation of Directors and Executive Officers

Information about the annual compensation we have paid to our directors and executive officers since our incorporation on November 18, 2020, is set forth in the following table:

Name/Position(s)	Cash Compensation	Other Compensation	Total Compensation
David J. Wood Chief Executive Officer, Secretary, Principal Accounting Officer and Director	None	None	None
Ronald E. Zimmerman Chief Scientific Officer and Director	None	None	None

At this time, we do not compensate our executive officers; however, we may consider doing so in the future. We do not compensate our directors.

Employment Contracts

We do not have employment contracts with our executive officers. We may consider entering into employment agreements in the future.

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STOCK OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

Our principal shareholders are set forth in the following table. These principal shareholders include:

•	each of our directors and executive officers, and
•	our directors and executive officers as a group.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

	Number		Ownership Percentage by Class			Voting Percentage: Voting as a Group(2)
Name/Class	Before	After	Before	After		Before	After
David J. Wood
Common Stock	5,000,000	5,000,000	50%	22%	(1)	4.55%	4.08%	(1)
Preferred Stock(2)	4,000,000	4,000,000	40%	40%		36.36%	32.65%
Ronald E. Zimmerman
Common Stock	5,000,000	5,000,000	50%	22%	(1)	4.55%	4.08%	(1)
Preferred Stock(2)	6,000,000	6,000,000	60%	60%		54.54%	48.99%

All Directors and Officers as a group (2 persons)
Common Stock	10,000,000	10,000,000	100%	44%	(1)	9.1%	8.16%	(1)
Preferred Stock(2)	10,000,000	10,000,000	100%	100%		90.9%	81.64%

______________

(1)	Assuming one hundred percent (100%) of the 12,500,000 offered shares of common stock are sold.

(2)

On all matters submitted to the shareholders for a vote, the common stock and the preferred stock vote as a group, as follows: Each share of preferred stock has 10 votes per share, or a total of 100,000,000 votes for all 10,000,000 shares of preferred stock issued and outstanding. Each share of common stock has one vote per share, or a total of 10,000,000 votes for all 10,000,000 shares of common stock issued and outstanding as of the date of this offering. The vote of the preferred stock, voting as a class, is determined by a supermajority vote of at least 65% of the preferred stock. The Common Stock and the Preferred Stock vote as a single class ONLY as provided elsewhere in the Governing Documents; otherwise, the Common Stock and Preferred Stock each vote as a separate class.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than Management’s relationship to the Company as Directors, Officers, and Shareholders, the Company has not engaged in, nor currently proposes to engage in, any transaction in which Management, any affiliates of Management, any other person holding more than a 10% interest in the Company, or any immediate family member of such persons, had or is to have a direct or indirect material interest.

CONFLICTS OF INTEREST

The Company is not currently subject to any conflicts of interest; however, no assurances can be made that conflicts of interest will not arise in the future.

Additional Information

Legal Matters

Certain legal matters with respect to the validity of the shares of common stock to be distributed pursuant to this Offering Circular will be passed upon for us by Wallace A. Glausi, Attorney at Law.

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Experts

We have relied on IndigoSpire CPA Group as experts for audit of our financial statements.

Where You Can Find More Information

We have filed an offering statement on Form 1-A under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this Offering Circular. This Offering Circular does not include all of the information contained in the offering statement. You should refer to the offering statement and our exhibits for additional information. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement, or other document. When we complete this offering, we will also be required to file certain reports and other information with the SEC for a period of time and may continue to voluntarily file such reports.

You can read our SEC filings, including the offering statement of which this Offering Circular is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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BIOLOGX, INC.

(a Wyoming corporation)

AUDITED FINANCIAL STATEMENTS

For the inception period of November 18, 2020 through November 20, 2020

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Financial Statements

BIOLOGX, INC.

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INDEPENDENT AUDITOR’S REPORT

November 24, 2020

To:	Board of Directors, BIOLOGX, INC.
Attn: David Wood

Re:	2020 (inception) Financial Statement Audit

We have audited the accompanying consolidated financial statements of BIOLOGX, INC. (a corporation organized in Wyoming) (the “Company”), which comprise the balance sheet as of November 20, 2020, and the related statements of income, stockholders’ equity, and cash flows for the inception period of November 18, 2020 (inception) and ending November 20, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 20, 2020, and the results of its operations, shareholders’ equity and its cash flows for the period November 18, 2020 (inception) through November 20, 2020 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern. Our conclusion is not modified with respect to that matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

November 24, 2020

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BIOLOGX, INC.
BALANCE SHEET
As of November 20, 2020
See accompanying Auditor’s Report and Notes to these Financial Statements

ASSETS
Current Assets:
Cash and cash equivalents	$0
Deferred offering costs	56,700
Total Current Assets	0

Intangible assets	20,000

TOTAL ASSETS	$76,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current Liabilities:
Advances, related party	$115,229
Total Current Liabilities	0

Non-current Liabilities:
None	0

TOTAL LIABILITIES	115,229

Shareholders’ Equity:
Common stock, 40,000,000 shares of $0.001 par value authorized, 10,000,000 shares issued and outstanding as of November 20, 2020	10,000
Preferred stock, 10,000,000 shares of $0.001 par value authorized, 10,000,000 shares issued and outstanding as of November 20, 2020	10,000
Retained earnings, net of distributions	(58,529)

Total Stockholder’s Equity	(38,529)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$76,700

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BIOLOGX, INC.
STATEMENT OF OPERATIONS
For the period of November 18, 2020 (inception) to November 20, 2020
See accompanying Auditor’s Report and Notes to these Financial Statements

Revenues	$0
Cost of revenues	0
Gross Profit (Loss)	0

Operating Expenses:
General and administrative	58,529
Total Operating Expenses	58,529

Operating Income	(58,529)

Provision for Income Taxes	0

Net Income	$(58,529)

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BIOLOGX, INC.
STATEMENT OF SHAREHOLDERS’ EQUITY
For the period of November 18, 2020 (inception) to November 20, 2020
See accompanying Auditor’s Report and Notes to these Financial Statements

	Common Stock		Preferred Stock		Accumulated Earnings/	Total Shareholders’ Equity
	Shares	Value	Shares	Value	Deficit	(Deficit)

As of November 18, 2020 (inception)	0	$0		$0	$0	$0
Share Issuances to founders	10,000,000	10,000	10,000,000	10,000		0
Net Income/(Loss)					(58,529)	(58,529)
Balance as of November 20, 2020	10,000,000	$10,000	10,000,000	$10,000	$(58,529)	$(38,529)

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BIOLOGX, INC.
STATEMENT OF CASH FLOWS
For the period of November 18, 2020 (inception) to November 20, 2020
See accompanying Auditor’s Report and Notes to these Financial Statements

Cash Flows from Operating Activities
Net Income	$(58,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
None	0
Net Cash Used in Operating Activities	(58,529)

Cash Flows from Investing Activities
None
Net Cash Used in Investing Activities	0

Cash Flows from Financing Activities
Costs incurred in offering	(56,700)
Short-term advances from related parties	115,229
Net Cash Provided by Financing Activities	58,529

Net Change In Cash and Cash Equivalents	0

Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0
Cash paid for income taxes	$0

Substantial non-cash transactions
20,000,000 shares tendered to founders for intangible assets	$20,000

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BIOLOGX, INC.

NOTES TO FINANCIAL STATEMENTS

As of November 20, 2020
See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

BIOLOGX, INC. (which may be referred to as the “Company,” “we,” “us,” or “our”) is an early stage company devoted to the development and production of biopharmaceutical products.

The Company incorporated on November 18, 2020 in the state of Wyoming.

Since Inception, the Company has relied on advances from its current shareholders to fund its operations. As of November 20, 2020, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6). During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company has selected December 31 as the year end as the basis for its reporting.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of November 20, 2020, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of November 20, 2020, the Company had not yet established a checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of November 20, 2020, the Company did not have any outstanding accounts receivable.

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Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. As of November 20, 2020, the Company had recorded no fixed asset acquisitions and no depreciation.

Intangible Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of November 20, 2020, the Company had no fixed assets.

Capitalized Development Costs

Developed costs are capitalized at cost. Expenditures for renewals and improvements or continued development (including payroll) are capitalized. Once commercial feasibility is procured, the balance of capitalized development costs will be amortized over three years.

The Company reviews the carrying value of capitalized development costs for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. As of November 20, 2020, the Company had not incurred any capitalized development costs.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively. As of November 20, 2020, the Company had recorded $56,700 of deferred offering costs as of November 20, 2020.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

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The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of November 20, 2020, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

Starting with inception, the company adapted the provision of ASU 214-09 Revenue from Contracts with Customers (“ASC 606”). ASC 606 provides a five-step model for recognizing revenue from contracts:

•	Identify the contract with the customer
•	Identify the performance obligations within the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations
•	Recognize revenue when (or as) the performance obligations are satisfied

While the company has not yet earned any revenue, the Company intends to earn revenue through the development, license or sale of its biopharmaceutical products.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

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NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising. As such, no material tax provision yet exists.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

Lease Arrangement

The Company has not entered any lease agreements as of the balance sheet date.

NOTE 5 – COMMON AND PREFERRED EQUITY

The Company has 40,000,000 shares of $0.001 par value common, non-voting stock authorized under Wyoming law. As of November 20, 2020, the Company had issued 10,000,000 of those common shares to founders in exchange for rights to the founders’ intellectual property.

The Company has 10,000,000 shares of $0.001 par value preferred, voting stock authorized under Wyoming law. As of November 20, 2020, the Company had issued 10,000,000 of those common shares to founders in exchange for the rights to the founders’ intellectual property.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2020 and has limited operating history. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve and sustain profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company has incurred costs of $115,229 for expenses relating to start-up, development, and offering securities of the Company. The Company has had these costs paid on its behalf by a related party and is obligated to repay those parties. The repayment is not required before any specific date and does not bear any interest.

As those would be agreements between related parties, there is no guarantee that these rates or costs would be commensurate with an arm’s-length arrangement.

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NOTE 8 – SUBSEQUENT EVENTS

Securities Offering

The Company is intending to offer common equity in a securities offering planned to be exempt from SEC registration under Regulation A, tier 2. The Company intends to offer up to $50 million in securities issued as 12,500,000 shares at $4.00 per share. The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.

Bank Account and Funding

The Company will establish a business bank account which will be funded with cash to be provided by the Company’s existing equity holders. This cash contribution will be recorded as additional paid-in capital from the Company’s equity holders.

Management’s Evaluation

Management has evaluated subsequent events through November 24, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

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PART III—EXHIBITS

Item 16.	Index to Exhibits

2(a)	Articles of Incorporation
2(b)	Bylaws
4	Form of Subscription Agreement
6	Material Contracts
(a) Intellectual Property Assignment Agreement to BiologX, Inc.
(b) Engagement Agreement with Manhattan Street Capital
(c) Transfer Agency and Registrar Services Agreement with Colonial Stock Transfer Co, Inc.*
8	Escrow Agreement with PrimeTrust, LLC*
11(a)	Consent of Wallace A. Glausi, Attorney at Law (included in Exhibit 12)
11(b)	Consent of IndigoSpire CPAs & Advisors
12	Opinion of Counsel

_________

*(Fully executed Agreement to be filed by Amendment)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned on December 3, 2020.

BiologX, Inc.

By:	/s/ David J. Wood
Name:	David J. Wood
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title/Capacity	Date

/s/ David J. Wood	Director, Chief Executive Officer, Secretary	December 3, 2020
David J. Wood	and Principal Accounting Officer

/s/ Ronald E. Zimmerman	Director and Chief Scientific Officer	December 3, 2020
Ronald E. Zimmerman

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